EXHIBIT 10.1

TENNANT’S

LONG-TERM

INCENTIVE

PLAN

(LTIP)

2006

Tennant Company	Long Term Incentive Plan

OBJECTIVE	To maximize Economic Profit Improvement.

LTIP DESIGN	It is essential for the management team to focus on common goals and objectives and to work towards the organization’s long-term success. One vehicle to help facilitate this is a Long-Term Incentive Plan (LTIP). Tennant’s LTIP has been designed to reward:

1. Achievement of long-term financial objectives 2. Improvement in Tennant stock price

ECONOMIC PROFIT (EP)	For the 2006 LTIP, Tennant will be utilizing Economic Profit (EP) improvement as the primary driver of our business. As a result, objectives are tied directly to EP improvement over the three-year performance period (2006-2008).

The primary elements of EP are:

• Sales • Operating Expenses — Cost of Sales — Selling and Administration Expenses • Tax Rates • Capital Charge on net assets, including: — Inventories — Receivables — Property, Plant and Equipment

Payout under the EP element is a function of how well the Company performs vs. target performance (i.e., actual three-year aggregate EP improvement vs. target EP improvement as shown in Attachment A).

LTIP Administration	The Management Committee will determine the final amounts of LTIP Awards to participants, except with respect to Senior Management Team (SMT) members whose awards will be determined by the Board Compensation Committee. The Board Compensation Committee may exercise negative discretion to reduce the amount of, or eliminate, an LTIP Award that otherwise would be payable. Such determinations, except in the case of the LTIP Award for the Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer.

The Management Committee may impose additional performance measures or modify performance measures applicable to participants (other than SMT members, whose

Tennant Company	Long Term Incentive Plan

performance measures may be modified by the Board Compensation Committee), except in the case where the action would result in the loss of an otherwise available exemption under Section 162(m), if the Committee determines that the performance measures have become unsuitable as a result of certain events.

Tennant Company	Long Term Incentive Plan

DEFINITIONS

BASE SALARY	The total base salary of an individual on March 31st of the first year of the LTI plan performance period.

OBJECTIVES	Company goals will be developed, approved, and communicated prior to the first quarter of the Plan Performance Period.

MANAGEMENT COMMITTEE	The Management Committee will consist of Tennant’s CEO, VP of HR/Administration and CFO. This Committee has the responsibility for administration of the Plan, including without limitation adding or modifying performance measures applicable to participants and resolving any issues around Plan interpretation, provided that the Board Compensation Committee must approve any such actions that affect the members of the Company’s Senior Management Team.

PERFORMANCE PERIOD	The Performance Period is the three-year period over which the Actual and Goal EP Growth are measured.

MATERIAL CHANGES	In those instances where there are material changes in the business (e.g., mergers, acquisitions, divestitures), the Management Committee reserves the right, without limitation, to make corresponding adjustments to any or all aspects of the Plan (i.e., funding schedules, individual objectives, etc.). The Board Executive Compensation Committee must approve changes that affect the Senior Management Team.

AWARD DISTRIBUTION	Normally, payouts will occur near mid-March, following the end of the performance period.

TERMINATION	Should a participant’s employment terminate prior to the end of the Plan Performance Period for any reason other than retirement, death, or disability (as defined by the 1998 Management Incentive Plan) the participant will not be entitled to an incentive payment.

If a participant’s employment with the Company terminates by reason of retirement, death, or disability, a prorated payment will be made within 90 days following the end of the performance period, based upon the time the participant served during the performance period. The final award will be based on the performance over the entire performance period.

CHANGE IN JOB WITHIN THE COMPANY	A participant who changes jobs but is not eligible for this Plan in the future retains the right to payment under this Plan for any performance periods that have already begun.

Tennant Company	Long Term Incentive Plan

DEFINITIONS (Cont’d)

EMPLOYMENT AT WILL	Participation in the Incentive Plan does not constitute a guarantee of continued employment to individuals in the Plan. Employment with the Company remains “at will,” which means that all aspects of the job, including employment by the Company, may be changed or terminated by the Company at any time with or without cause. Likewise, the individual may terminate employment with Tennant.

PLAN INTERPRETATION AND IMPLEMENTATION	The Company reserves the right, without limitation, to interpret and implement this Plan in accordance with the ____________ Plan. Interpretations of this Plan are generally made by the Management Committee.

Participant Signature	Date

Manager Signature	Date

SLT Member Signature	Date